Exhibit 99.1

News Release

Boeing Commercial Airplanes
P.O. Box 3707 MC 21-70
Seattle, WA 98124-2207
www.boeing.com
Boeing Announces Agreement to Acquire Vought Operations in South Carolina
—	Accelerates productivity and efficiency within 787 supply chain

—	Bolsters Boeing capability to develop and produce large composite structures

—	Vought continues relationship with Boeing on range of programs
          SEATTLE, July 7, 2009 — The Boeing Company [NYSE: BA] announced today that it has agreed to acquire the business and operations conducted by Vought Aircraft Industries at its South Carolina facility, where Vought builds a key structure for Boeing’s 787 Dreamliner airplane.
          The Vought facility, located in North Charleston, performs fabrication, and assembly of structures and systems installation of 787 aft-fuselage sections, which are made primarily of composite materials. After the transaction, Vought will continue its work on many Boeing programs including other components of the 787, as well as structures and components on the 737, 747, 767, 777, C-17, and V-22 through operations located elsewhere.
          “Integrating this facility and its talented employees into Boeing will strengthen the 787 program by enabling us to accelerate productivity and efficiency improvements as we move toward production ramp-up,” said Scott Carson, president and CEO of Boeing Commercial Airplanes. “In addition, it will bolster our capability to develop and produce large composite structures that will contribute to the advancement of this critical technology.”
          “We take great pride knowing that we have been able to satisfy the technological and physical demands of the 787 program alongside much larger companies, ” said Elmer Doty, president and CEO of Vought Aircraft Industries. “However, the financial demands of this program are clearly growing beyond what a company our size can support. We are pleased that we will continue our 787 involvement at a component manufacturing level, as well as provide on-going technical capabilities that have helped make Charleston a world-class composite facility.”
          Through the agreement, Boeing will acquire, among other things, the facility, assets and inventory as well as assume operation of the site, and the parties will resolve all matters related to Vought’s prior work on the 787 program. The cash consideration to be paid to Vought at closing is approximately $580M. In addition, Boeing will release Vought from its obligations to repay amounts previously advanced by Boeing. Separately, Boeing entered into new agreements with Vought for work packages on the 737, 777 and 787.
          This transaction is anticipated to close in the third quarter following satisfaction of customary closing conditions, including consent from Vought’s lenders.
          Once acquired, the North Charleston facility will be managed by the 787 Program. “We look forward to welcoming the South Carolina team to Boeing and continuing our relationship with Vought to bring the most value to the 787 and our other programs,” said Carson.

More Information
Vought Aircraft Industries, Inc. (www.voughtaircraft.com) is one of the world’s largest independent suppliers of aerostructures. Headquartered in Dallas, the company designs and manufactures major airframe structures such as wings, fuselage subassemblies, empennages, nacelles and other components for prime manufacturers of aircraft. Vought has annual sales of approximately $1.8 billion and about 6,600 employees.
Boeing is the world’s leading aerospace company and the largest manufacturer of commercial jetliners and military aircraft combined. Additionally, Boeing designs and manufactures rotorcraft, electronic and defense systems, missiles, satellites, launch vehicles and advanced information and communication systems. As a major service provider to NASA, Boeing operates the Space Shuttle and International Space Station. The company also provides numerous military and commercial airline support services. Boeing has customers in more than 90 countries around the world and is one of the largest U.S. exporters in terms of sales.
Forward-Looking Information Is Subject to Risk and Uncertainty
Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “targets,” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are based upon assumptions about future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak to events only as of the date they are made and neither Boeing nor Vought undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws. Specific factors that could cause Boeing’s and/or Vought’s actual results to differ materially from forward-looking statements include, but are not limited to, those set forth below and other important factors disclosed previously and from time to time in each company’s respective filings with the Securities and Exchange Commission: the failure of conditions precedent to the closing of the transaction or the failure of the transaction to close for any other reason; the failure of the parties to experience the expected benefits of the transaction; the effect of economic conditions in the United States and globally; the impact on accounts receivable, customer financing portfolios and allowance for losses of customer defaults and changes in customer credit ratings, credit default rates and collateral values; the impact on revenues and operating results of changes to indices included in indexed price escalation clauses included in contracts with commercial airplane and defense customers; the successful execution of Boeing Commercial Airplanes and Integrated Defense Systems backlog; the effects of customers cancelling, modifying and/or rescheduling contractual orders; the timing and effects of any decisions to increase or decrease the rate of commercial airplane production; the timing and effects of decisions to complete or launch a Commercial Airplanes program at Boeing; Boeing’s ability to successfully develop and timely produce the 787 and 747-8 aircraft; the ability of suppliers and, as applicable, subcontractors to successfully and timely perform their obligations; the effect of political and legal processes; changing defense priorities; and associated budget reductions by U.S. and international government customers affecting defense programs; relationship with union-represented workforce and the negotiation of collective bargaining agreements; the continuation of long-term trends in passenger and cargo traffic and revenue yields in the airline industry; the impact of volatile fuel prices and the airline industry’s response; the effect of declines in aircraft valuation; the impact of airline bankruptcies; the extent to which Boeing and/or Vought are called upon to fund outstanding financing commitments or satisfy other financing requests, and the ability to satisfy those requirements; the continuation of historical costs for fleet support services; the receipt of estimated award and incentive fees on U.S. government contracts; the future demand for commercial satellites and projections of future order flow; the potential for technical or quality issues on development programs, including the Airborne Early Warning and Control program, International KC-767 Tanker, other fixed-price development programs, or commercial satellite programs, to affect schedule and cost estimates, or cause Boeing and/or Vought to incur a material charge or experience a termination for default; the outcome of any litigation and/or government investigation in which either company is a party, and other contingencies; returns on pension fund assets, impacts of future interest rate changes on pension obligations and rising healthcare costs; ability to access external capital resources to fund operations; the amounts and effects of underinsured operations, including satellite launches; and the scope, nature or impact of acquisition or disposition activity and investment in any joint ventures/strategic alliances, including Boeing’s Sea Launch and United Launch Alliance, and indemnifications and guarantees related thereto.
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Contacts:
Jim Proulx, BCA Communications, 206-850-2102
Russ Young, BCA Communications, 425-246-6661
Lisa Quirindongo, Vought Communications, 203-430-3550
Lynne Warne, Vought Communications, 615-974-6003
More information: http://www.boeing.com